EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2020

•Reports record fourth quarter and year to date 2020 performance, in line with prior guidance
•Reaffirms full year 2021 forecast

GAITHERSBURG, MD., February 18, 2021—Emergent BioSolutions Inc. (NYSE: EBS) today reported financial results for the quarter and year ended December 31, 2020. The Company also reaffirmed its full year 2021 forecast.

“Emergent’s financial and operational performance in 2020 reflects the impact we are making in addressing the growing public health threat landscape and meeting our mission to protect and enhance the lives of patients,” said Robert G. Kramer, president and CEO of Emergent BioSolutions. “We look forward to continuing to execute on our strategy with vaccines, therapeutics, devices, and contract development and manufacturing services. Our strong core business, robust development pipeline, and innovator and public-private partnership opportunities position us to remain leaders in the market and create long-term shareholder value.”

FINANCIAL HIGHLIGHTS (1)

(in millions, except per share data)	Q4 2020	Q4 2019	% Change
Total Revenues	$583.0	$360.4	62%
Net Income	$185.4	$46.9	*
Net Income Per Diluted Share	$3.44	$0.90	*
Adjusted Net Income (2)	$198.8	$82.7	*
Adjusted Net Income Per Diluted Share (2)	$3.67	$1.57	*
Adjusted EBITDA (2)	$290.9	$134.3	*

(in millions, except per share data)	Full Year 2020	Full Year 2019	% Change
Total Revenues	$1,555.4	$1,106.0	41%
Net Income	$305.1	$54.5	*
Net Income Per Diluted Share	$5.67	$1.04	*
Adjusted Net Income (2)	$423.9	$152.3	*
Adjusted Net Income Per Diluted Share (2)	$7.88	$2.91	*
Adjusted EBITDA (2)	$630.4	$279.7	*

* % change greater than 100%

SELECT Q4 2020 AND RECENT BUSINESS ACCOMPLISHMENTS

•Completed three-year, $50 million expansion at the Company's Baltimore Camden drug product facility, including a new state-of-the-art fill/finish line that became operational in January 2021, intended to significantly increase contract development and manufacturing (CDMO) capacity and capability.
•Signed a CDMO services agreement with Providence Therapeutics to provide drug product manufacturing services for their mRNA PTX-COVID19-B vaccine candidate at the Company's Winnipeg, Manitoba facility.
•Signed a CDMO services agreement for drug product manufacturing of Humanigen's COVID-19 therapeutic candidate, lenzilumab™, at the Company's Baltimore Camden facility.
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•Initiated a Phase 3 clinical trial with the National Institutes of Health to evaluate hyperimmune globulins, including the Company's COVID-19 human hyperimmune globulin (COVID-HIG) product candidate, as a potential treatment in adult patients hospitalized with COVID-19.
•Initiated a clinical program to evaluate COVID-HIG to support its use for potential post-exposure prophylaxis in individuals at high risk of exposure to SARS-CoV-2 such as front-line health care workers and military personnel.

2020 FINANCIAL PERFORMANCE (1)
(I) Quarter Ended December 31, 2020

Revenues

Total Revenues
For Q4 2020, total revenues were $583.0 million, an increase of 62% over the same period in Q4 2019, primarily driven by increased contract development and manufacturing (CDMO) services revenues.
Product Sales
For Q4 2020, total product sales were $340.9 million, an increase of $30.1 million or 10% as compared to Q4 2019. Other product sales decreased due to a decline in sales of raxibacumab, VIGIV [Vaccinia Immune Globulin Intravenous (Human)] and the Company's travel health vaccines, partially offset by increased sales of BAT®[Botulism Antitoxin Heptavalent (A, B, C, D, E, F, G) - (Equine)].

(in millions)	Three Months Ended December 31,
	2020	2019	% Change
Product Sales:
ACAM2000®	$129.3	$78.5	65%
Anthrax Vaccines	$115.7	$92.9	25%
NARCAN® Nasal Spray	$77.4	$66.9	16%
Other	$18.5	$72.5	(74)%
Total Product Sales	$340.9	$310.8	10%

Contract Development and Manufacturing (CDMO) Services
For Q4 2020, revenue from CDMO services was $199.1 million, an increase of $173.6 million as compared to Q4 2019. The increase is largely due to the contribution for services performed to address the COVID-19 pandemic provided to pharmaceutical and biotechnology innovators and government/non-government organization (NGO) customers across Development Services, Drug Substance manufacturing, and Drug Product manufacturing and Packaging.

Contracts and Grants
For Q4 2020, revenue from development-based contracts and grants was $43.0 million, an increase of $18.9 million or 78% as compared to Q4 2019. The increase primarily reflects the contribution from development awards related to the Company's COVID-HIG product candidate, partially offset by a decrease in contribution associated with development activities from the Company's AV7909 (Anthrax Vaccine Adsorbed, adjuvanted) product candidate, reflecting the advanced stage of development for the program.

Operating Expenses

Cost of Product Sales and Contract Development and Manufacturing (CDMO) Services
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For Q4 2020, cost of product sales and CDMO services was $168.3 million, an increase of $35.5 million or 27% as compared to Q4 2019. Cost of product sales and CDMO services includes the impact of contingent consideration charges, which declined $12 million in Q4 2020 compared to Q4 2019. Excluding the impacts of the contingent consideration charges between periods, the cost of product sales and CDMO services increased $47.5 million. This increase is primarily due to an increase in CDMO services and product sale activities in Q4 2020 as compared to Q4 2019.

Research and Development (Gross and Net) (2)

For Q4 2020, gross R&D expenses were $59.5 million, a decrease of $3.3 million or 5% as compared to Q4 2019. The decrease primarily reflects the impact of the impairment of the IPR&D intangible asset in Q4 2019 that did not recur in Q4 2020, offset by increased costs associated with the Company's COVID-19 product candidates.

For Q4 2020, net R&D expense, which reflects investments made in development programs that are not currently funded in whole or in part by third-party partners, was $16.5 million, a decrease of $10.2 million or 38% as compared to Q4 2019. The decrease is attributable to a reduction in R&D activities at the Company's Bayview facility in 2020 compared to 2019 as the facility was principally used for CDMO services in 2020. The Q4 2020 and Q4 2019 net R&D expense was 3% and 8% of adjusted revenue, respectively.

Selling, General and Administrative

For Q4 2020, selling, general and administrative expenses were $82.1 million, an increase of $9.9 million or 14% as compared to Q4 2019. The increase primarily reflects an increase in staffing costs to support the Company's growth.

Additional Financial Information

Gross Margin (2)
For Q4 2020, gross margin was $371.7 million or 69% of adjusted revenue, an increase of $168.2 million or 8% as compared to Q4 2019. For Q4 2020, adjusted gross margin was $370.6 million or 69% of adjusted revenue, an increase of $154.7 million or 4% as compared to Q4 2019. The improvement reflects the impact of product mix as well as improved contribution from CDMO services.

CDMO Backlog and Opportunity Funnel
CDMO backlog, defined as estimated future services revenues for 2021 and beyond under signed contracts, was $1.34 billion at December 31, 2020, reflecting the impact of additional services on existing contracts and newly awarded contracts of $53.3 million during the quarter offset by revenue recognized to date on contracted amounts.

The CDMO opportunity funnel, defined as the initial contract value to potentially be realized in 2021 and beyond based on issued proposals as well as the value of extensions associated with existing contracts, was approximately $689 million as of December 31, 2020. This amount reflects the increased traction resulting from ongoing sales and business development and marketing efforts domestically and internationally to existing and new pharmaceutical and biotechnology innovators as well as government/NGO customers, and excludes the potential value of extensions of contracts with Johnson & Johnson and AstraZeneca.

(II) Full Year 2020

Revenues

Total Revenues
For the full year 2020, total revenues were $1,555.4 million, an increase of 41% over 2019. Total revenues largely reflect an increase in contract development and manufacturing services revenues as well as product sales.

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Product Sales
For the full year 2020, product sales were $989.8 million, an increase of $86.3 million or 10% as compared to 2019. Other product sales decreased due to a decline in sales of raxibacumab and travel health vaccines.

(in millions)	Year Ended December 31,
	2020	2019	% Change
Product Sales:
Anthrax Vaccines	$373.8	$172.8	*
NARCAN® Nasal Spray	$311.2	$280.4	11%
ACAM2000®	$200.3	$242.6	(17)%
Other	$104.5	$207.7	(50)%
Total Product Sales	$989.8	$903.5	10%

Contract Development and Manufacturing (CDMO) Services
For the full year 2020, revenue from CDMO services was $450.5 million, an increase of $370.5 million as compared to 2019. The increase is largely due to the contribution for services performed to address the COVID-19 pandemic provided to pharmaceutical and biotechnology innovators and government/NGO customers across Development Services, Drug Substance manufacturing, and Drug Product manufacturing and Packaging.

Contracts and Grants
For the full year 2020, revenue from development-based contracts and grants was $115.1 million, a decrease of $7.4 million or 6% as compared to 2019. The decrease primarily reflects the completion of development activities associated with the AV7909 product candidate in 2019, offset by recent new development awards related to the Company's COVID-19 product candidates and other product candidates.

Operating Expenses

Cost of Product Sales and Contract Development and Manufacturing Services
For the full year 2020, cost of product sales and CDMO services was $524.0 million, an increase of $90.5 million or 21% as compared to 2019. The increase is due primarily to an increase in volume of product sales and CDMO services, charges related to the Company's contingent consideration liabilities, and a write-down of inventory for the Company's travel health vaccines.

Research and Development (Gross and Net) (2)
For the full year 2020, gross R&D expenses were $234.5 million, an increase of $8.3 million or 4% compared to 2019. The increase primarily reflects the impact of impairment of the Company's IPR&D intangible asset of $29.0 million in 2020 as compared to $12.0 million in 2019. Excluding these items, gross R&D expense decreased $8.7 million compared to 2019. The decrease primarily reflects lower costs associated with the Company's AV7909 product candidate, reflecting the advanced-stage of its development, offset by increased costs associated with the Company's COVID-19 product candidates.
For the full year 2020, net R&D expense was $90.4 million, a decrease of $1.3 million or 1% as compared to 2019. The decrease primarily reflects a decline in spending associated with the Company's FLU-IGIV and CHIKV VLP product candidates and the change in the nature of operations from primarily R&D to commercial CDMO manufacturing at the Company's Bayview facility, offset by an increase in costs associated with the Company's COVID-19 and other product candidates. The 2020 and 2019 net R&D expense as a percentage of adjusted revenues was 6% and 9%, respectively.

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Selling, General and Administrative
For the full year 2020, selling, general and administrative expenses were $303.3 million, an increase of $29.8 million or 11% as compared to 2019. The increase primarily reflects an increase in staffing costs to support the Company's growth as well as an increase in share-based compensation due to a special broad-based, immediately vested equity award to employees.

Additional Financial Information

Gross Margin (2)
For the full year 2020, gross margin was $916.3 million or 64% of adjusted revenue, an increase of $366.3 million or 8% as compared to 2019. For the full year 2020, adjusted gross margin was $960.6 million or 67% of adjusted revenue, an increase of $385.8 million or 8% as compared to 2019. The improvement reflects the impact of product mix as well as improved contribution from CDMO services.

Operating Cash Flow
For the full year 2020, operating cash flow was $536.0 million, an increase of $348.0 million as compared to 2019. The increase reflects the cash generating strength of the Company’s current diversified mix of product sales and CDMO services.

Capital Expenditures
For the full year 2020, capital expenditures were $141.0 million, an increase of $54.1 million or 62% as compared to 2019. Expressed as a percentage of total revenues, capital expenditures for the full year 2020 was 9%, versus 8% in 2019. The 2020 figure reflects investments in key areas of the Company’s operations, including technology, and capacity and capability expansions in service of the CDMO business. In 2020, the company was reimbursed for $41.8 million of capital expenditures pursuant to third-party funding arrangements, resulting in capital expenditures net of reimbursement of $99.2 million.

2021 FINANCIAL FORECAST

For full year 2021, the Company reaffirms its forecast of the following financial metrics, originally announced on January 10, 2021:

(in millions)	2021 Forecast (As of 2/18/2021)
Total Revenues	$1,950 - $2,050
•NARCAN® Nasal Spray	$305 - $325
•Anthrax Vaccines	$280 - $310
•ACAM2000®	$185 - $205
•CDMO	$925 - $965
Adjusted EBITDA (2)	$750 - $810
Adjusted Net Income (2)	$475 -- $525
Gross Margin (2)	65%
The Company's financial forecast for 2021 includes the following additional considerations:

•Anthrax vaccine revenues are expected at a more normalized annual level and continue to primarily reflect procurement of AV7909 (Anthrax Vaccine Adsorbed, adjuvanted) under the Company’s existing contract with the Biomedical Advanced Research and Development Authority (BARDA).
•ACAM2000® (Smallpox (Vaccinia) Vaccine, Live) vaccine deliveries are expected to continue under the terms of the Company’s existing contract with the U.S. Department of Health and Human Services (HHS) at unit volume levels consistent with 2020 deliveries.
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•Narcan® (naloxone HCl) Nasal Spray revenues assume an appellate decision related to its pending patent litigation in the second half of 2021 followed by the entry of at least one competitor.
•CDMO Services assume continued performance of contracted services for Development Services (DVS), Drug Substance (DS) manufacturing, and Drug Product (DP) manufacturing and Packaging for both clinical- and commercial-stage projects on behalf of a growing list of pharmaceutical and biotechnology innovators and government/NGO customers.
•Pipeline progress is expected across the vaccines, therapeutics, and devices portfolios, anticipating at least one Phase 3 launch and one Biologics License Application (BLA)/Emergency Use Authorization (EUA) filing.
•Capital expenditures, net of reimbursement, are expected to be in a range of 8% to 9% of total revenues, reflecting ongoing investments in capacity and capability expansions in support of the Company's CDMO services business and product portfolio.

Q1 2021 REVENUE FORECAST

For Q1 2021, the Company expects total revenues of $330 million to $370 million.

FOOTNOTES

(1) All financial information incorporated within this release is unaudited
(2) See "Reconciliation of Net Income to Adjusted Net Income and Adjusted EBITDA, Gross Margin and Adjusted Gross Margin and Net Research and Development Expenses" for a definition of terms and reconciliation tables.

CONFERENCE CALL AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, February 18, 2021, to discuss these financial results. The conference call can be accessed from the Company's website or through the following:

Live Teleconference Information: Dial in: [US] (855) 766-6521; [International] (262) 912-6157 Conference ID: 3948196
Live Webcast Information: Visit https://edge.media-server.com/mmc/p/hmesjhe3 for the webcast.

A replay of the call can be accessed at www.emergentbiosolutions.com under “Investors.”

ABOUT EMERGENT BIOSOLUTIONS INC.
Emergent BioSolutions is a global life sciences company whose mission is to protect and enhance life. Through our specialty products and contract development and manufacturing services, we are dedicated to providing solutions that address public health threats. Through social responsibility, we aim to build healthier and safer communities. We aspire to deliver peace of mind to our patients and customers so they can focus on what’s most important in their lives. In working together, we envision protecting or enhancing 1 billion lives by 2030. For more information, visit www.emergentbiosolutions.com. Find us on LinkedIn and follow us on Twitter @emergentbiosolu and Instagram @life_at_emergent.

RECONCILIATION OF NON-GAAP MEASURES
This press release contains financial measures (Adjusted Net Income, Adjusted EBITDA (Earnings Before Depreciation and Amortization, Interest and Taxes, Gross Margin, Adjusted Gross Margin and Net Research and Development expenses)) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted net income
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adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges. All adjustments are tax effected utilizing the federal statutory tax rate for the US, except for changes in the fair value of contingent consideration as the vast majority is non-deductible for tax purposes. Adjusted net income margin is defined as adjusted net income divided by total revenues. Adjusted EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and income tax provision (benefit), excluding specified items that can be highly variable and the non-cash impact of certain accounting adjustments. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenues. Gross margin reflects adjusted revenues minus cost of product sales and contract development and manufacturing services (COGS). Adjusted revenues is calculated as total revenues minus contracts and grants revenues. Gross margin percentage is calculated as gross margin divided by adjusted revenues. Adjusted gross margin adjusts COGS for specified items that can be highly variable or difficult to predict, or to reflect the non-cash impacts of charges (Adjusted COGS). Adjusted gross margin is calculated as adjusted revenues minus adjusted COGS. Adjusted gross margin percentage is calculated as adjusted gross margin divided by adjusted revenues. Net research and development expenses reflects research and development expenses adjusted to reflect expenses which are funded (contracts and grants revenue) and non-cash impairment of IPR&D charges. Net research and development margin is calculated as net research and development divided by adjusted revenue. The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure may provide a more complete understanding of factors and trends affecting the Company’s business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance and related projections and statements regarding our ability to meet such projections in the anticipated timeframe, if at all; statements regarding continuing to execute on our strategy across all four of our business units; remaining leaders in the market and creating long-term shareholder value; the effectiveness of COVID-HIG at treating adult patients hospitalized with COVID-19 and its effectiveness as potential post-exposure prophylaxis in individuals at high risk of exposure to COVID-19, such as front-line health care workers and military personnel; normalized annual anthrax vaccine revenue levels and continued procurement under the Company’s existing contract with BARDA; continued ACAM2000 vaccine deliveries consistent with 2020 deliveries; the results of the appellate decision related to pending patent litigation followed by the entry of at least one competitor for NARCAN® Nasal Spray 4mg/spray; continued performance of CDMO services for both clinical- and commercial-stage projects on behalf of a growing list of pharmaceutical and biotechnology innovators and government/NGO customers; pipeline progress and at least one BLA or EUA submission in 2021; the percentage of capital expenditures as a percentage of total revenues (net of reimbursement), ongoing investments in capacity and capability expansions in support of the Company's CDMO services business and product portfolio; our CDMO backlog and opportunity funnel and any other statements containing the words “will,” “believes,” “expects,” “anticipates,” “intends” “plans,” “targets,” “forecasts,” “estimates” and similar expressions in conjunction with, among other things, discussions of the Company’s outlook, financial performance or financial condition, financial and operation goals, strategic goals, growth strategy, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, and the timing of certain regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate.

Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statements speak only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new
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information, events or circumstances. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including the impact of global economic conditions and public health crises and epidemics, such as the global pandemic that arose from COVID-19, on the markets, our operations, and employees as well as those of our customers and suppliers; availability of U.S. government funding for procurement for our products and certain product candidates and the future exercise of options under contracts related to such procurement; the negotiation of further commitments or contracts related to the collaboration and deployment of capacity toward future commercial manufacturing under our CDMO contracts; our ability to perform under our contracts with the U.S. government and our CDMO clients, including the timing of and specifications relating to deliveries; the continued exercise of discretion by BARDA to procure additional doses of AV7909 prior to approval by the FDA; our ability to secure licensure of AV7909 from the FDA within the anticipated timeframe, if at all; our ability to secure follow-on procurement contracts for our solutions to public health threats that are under procurement contracts that have expired or will be expiring; our ability to successfully appeal the patent litigation decision related to NARCAN® Nasal Spray 4mg/spray; our ability and the ability of our collaborators to enforce patents related to NARCAN® Nasal Spray against potential generic entrants; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria; our ability and the ability of our contractors and suppliers to maintain compliance with Current Good Manufacturing Practices and other regulatory obligations; our ability to obtain or maintain FDA approval or authorization for emergency or broader patient use of our COVID-19 treatment candidates and their actual safety and effectiveness; timing of and results of clinical trials; our ability to comply with the operating and financial covenants required by our senior secured credit facilities and the indenture governing our senior unsecured notes due 2028; our ability to obtain and maintain regulatory approvals for our other product candidates and the timing of any such approvals; the procurement of products by U.S. government entities under regulatory exemptions prior to approval by the FDA and corresponding procurement by government entities outside of the United States under regulatory exemptions prior to approval by the corresponding regulatory authorities in the applicable country; the success of our commercialization, marketing and manufacturing capabilities and strategy; and the accuracy of our estimates regarding future revenues, expenses, and capital requirements and needs for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission when evaluating our forward-looking statements.

Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Nina DeLorenzo SVP, Global Communications & Public Affairs mediarelations@ebsi.com
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Emergent BioSolutions Inc.
Consolidated Balance Sheets
(unaudited in millions, except per share data)
	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$621.3	$167.8
Restricted cash	0.2	0.2
Accounts receivable, net	230.9	270.7
Inventories	307.0	222.5
Prepaid expenses and other current assets	36.5	25.0
Total current assets	1,195.9	686.2

Property, plant and equipment, net	644.1	542.3
Intangible assets, net	663.1	712.9
In-process research and development	—	29.0
Goodwill	266.7	266.6
Other assets	113.4	90.3
Total assets	$2,883.2	$2,327.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	136.1	94.8
Accrued expenses	46.9	39.5
Accrued compensation	84.6	62.4
Debt, current portion	33.8	12.9
Other current liabilities	83.1	6.7
Total current liabilities	384.5	216.3

Contingent consideration, net of current portion	34.2	26.0
Debt, net of current portion	841.0	798.4
Deferred tax liability	53.2	63.9
Contract liabilities, net of current portion	55.5	85.6
Other liabilities	67.8	48.6
Total liabilities	$1,436.2	$1,238.8

Stockholders’ equity:
Preferred stock, $0.001 par value; 15.0 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200.0 shares authorized, 54.3 and 53.0 shares issued; 53.1 and 51.7 shares outstanding, respectively.	0.1	0.1
Treasury stock, at cost, 1.2 common shares	(39.6)	(39.6)
Additional paid-in capital	784.9	716.1
Accumulated other comprehensive loss, net	(25.3)	(9.9)
Retained earnings	726.9	421.8
Total stockholders’ equity	1,447.0	1,088.5
Total liabilities and stockholders’ equity	$2,883.2	$2,327.3

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Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited in millions, except per share data)

	Three Months Ended December 31,
	2020	2019

Revenues:
Product sales, net	$340.9	$310.8
Contract development and manufacturing services	199.1	25.5
Contracts and grants	43.0	24.1
Total revenues	583.0	360.4

Operating expenses:
Cost of product sales and contract development and manufacturing services	168.3	132.8
Research and development	59.5	62.8
Selling, general and administrative	82.1	72.2
Amortization of intangible assets	15.0	14.8
Total operating expenses	324.9	282.6

Income from operations	258.1	77.8

Other income (expense):
Interest expense	(8.7)	(9.1)
Other, net	3.4	2.8
Total other income (expense), net	(5.3)	(6.3)

Income before income taxes	252.8	71.5
Income taxes	67.4	24.6
Net income	$185.4	$46.9

Net Income per common share
Basic	$3.51	$0.91
Diluted	$3.44	$0.90

Shares used in computing income per share
Basic	53.1	51.7
Diluted	54.2	52.6
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Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited in millions, except per share data)

	Year Ended December 31,
	2020	2019

Revenues:
Product sales, net	$989.8	$903.5
Contract development and manufacturing services	450.5	80.0
Contracts and grants	115.1	122.5
Total revenues	1,555.4	1,106.0

Operating expenses:
Cost of product sales and contract development and manufacturing services	524.0	433.5
Research and development	234.5	226.2
Selling, general and administrative	303.3	273.5
Amortization of intangible assets	59.8	58.7
Total operating expenses	1,121.6	991.9

Income from operations	433.8	114.1

Other income (expense):
Interest expense	(31.3)	(38.4)
Other, net	4.7	1.7
Total other income (expense), net	(26.6)	(36.7)

Income before income taxes	407.2	77.4
Income taxes	102.1	22.9
Net income	$305.1	$54.5

Net Income per common share
Basic	$5.79	$1.06
Diluted	$5.67	$1.04

Shares used in computing income per share
Basic	52.7	51.5
Diluted	53.8	52.4

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Emergent BioSolutions Inc.
Consolidated Statements of Cash Flows
(unaudited in millions)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$305.1	$54.5
Adjustments to reconcile to net cash provided by operating activities:
Stock-based compensation expense	51.0	26.7
Depreciation and amortization	114.5	110.7
Impairment of intangible asset	29.0	12.0
Change in fair value of contingent obligations, net	31.7	24.8
Amortization of deferred financing costs	3.5	3.0
Deferred income taxes	(2.4)	(1.1)
Other	(5.2)	(0.2)
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	49.0	(8.2)
Inventories	(83.2)	(16.7)
Prepaid expenses and other assets	(29.2)	(39.1)
Accounts payable	19.8	16.5
Accrued expenses and other liabilities	19.4	(15.1)
Accrued compensation	21.8	4.2
Contract liabilities	11.2	16.0
Net cash provided by operating activities	536.0	188.0
Cash flows from investing activities:
Purchases of property, plant and equipment and other	(141.0)	(86.9)
Milestone payment from asset acquisition	(10.0)	(10.0)
Net cash used in investing activities	(151.0)	(96.9)
Cash flows from financing activities:
Proceeds from revolving credit facility	—	130.0
Principal payments on revolving credit facility	(373.0)	(105.0)
Proceeds from term loan facility	—	—
Principal payments on term loan facility	(14.1)	(11.3)
Proceeds from senior unsecured notes	450.0	—
Debt issuance costs	(8.4)	—
Proceeds from share-based compensation activity	31.6	8.2
Taxes paid for share-based compensation activity	(13.8)	(7.4)
Contingent consideration payments	(2.8)	(50.4)
Net cash (used in) provided by financing activities	69.5	(35.9)
Effect of exchange rate changes on cash and cash equivalents	(1.0)	0.4
Net change in cash and cash equivalents and restricted cash	453.5	55.6
Cash and cash equivalents and restricted cash at beginning of year	168.0	112.4
Cash and cash equivalents and restricted cash at end of year	$621.5	$168.0

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Reconciliation of Net Income to Adjusted Net Income

(in millions, except per share value)	Three Months Ended December 31,
	2020	2019	Source
Net Income	$185.4	$46.9
Adjustments:
+ Non-cash amortization charges	16.2	15.6	Intangible Asset Amortization, Other Income
+ Changes in fair value of contingent consideration	0.4	12.4	COGS
+ Exit and disposal costs	0.1	—	COGS, SG&A, Other Income
+ Acquisition-related costs (transaction & integration)	0.1	2.0	SG&A
+ Impairment of IPR&D intangible asset	—	12.0	R&D
Tax effect	(3.4)	(6.2)
Total Adjustments:	13.4	35.8
Adjusted Net Income	$198.8	$82.7
Adjusted Net Income Per Diluted Share	$3.67	$1.57

(in millions, except per share value)	Year Ended December 31,
	2020	2019	Source
Net Income	$305.1	$54.5
Adjustments:
+ Non-cash amortization charges	63.4	61.7	Intangible Asset Amortization, Other Income
+ Change in fair value of contingent consideration	31.7	24.8	COGS
+ Impairment of IPR&D	29.0	12.0	R&D
+ Exit and disposal costs	17.2	—	COGS, SG&A, Other Income
+ Acquisition-related costs (transaction & integration)	0.6	12.6	SG&A
+ Impact of purchase accounting on inventory step-up	—	6.1	COGS
Tax effect	(23.1)	(19.4)
Total Adjustments:	118.8	97.8
Adjusted Net Income	$423.9	$152.3
Adjusted Net Income Per Diluted Share	$7.88	$2.91

(in millions)	Full Year Forecast
	2021F	Source
Net Income	$420.0 - $470.0
Adjustments:
+ Non-cash amortization charges	64.0	Intangible Asset Amortization, Other Income
+ Changes in fair value of contingent consideration	3.0	COGS
+ Acquisition-related costs (transaction & integration)	2.0	SG&A
Tax effect	(14.0)
Total Adjustments:	55.0
Adjusted Net Income	$475.0 - $525.0

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Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in millions)	Three Months Ended December 31,
	2020	2019
Net Income	$185.4	$46.9
Adjustments:
+ Depreciation & amortization	28.9	27.9
+ Income Taxes	67.4	24.6
+ Total interest expense, net*	8.6	8.5
+ Change in fair value of contingent consideration	0.4	12.4
+ Exit and disposal costs*	0.1	—
+ Acquisition-related costs (transaction & integration)	0.1	2.0
+ Impairment of IPR&D intangible asset	—	12.0
Total Adjustments	105.5	87.4
Adjusted EBITDA	$290.9	$134.3
* Includes interest income of $0.1 million in 2020 and $0.7 million in 2019

(in millions)	Year Ended December 31,
	2020	2019
Net Income	$305.1	$54.5
Adjustments:
+ Depreciation & amortization	114.5	110.7
+ Total interest expense, net*	30.2	36.1
+ Income tax expense	102.1	22.9
+ Change in fair value of contingent consideration	31.7	24.8
+ Impairment of IPR&D intangible asset	29.0	12.0
+ Exit and disposal costs	17.2	—
+ Acquisition-related costs (transaction & integration)	0.6	12.6
+ Impact of purchase accounting on inventory step-up	—	6.1
Total Adjustments	325.3	225.2
Adjusted EBITDA	$630.4	$279.7

* Includes interest income of $1.1 million in 2020 and $2.4 million in 2019

(in millions)	Full Year Forecast
2021F
Net Income	$420.0 - $470.0
Adjustments:
+ Depreciation & amortization	133.0
+ Income taxes	161.0 - 171.0
+ Total interest expense	31.0
+ Acquisition-related costs (transaction & integration)	2.0
+ Change in fair value of contingent consideration	3.0
Total Adjustments	330.0 - 340.0
Adjusted EBITDA	$750.0 - $810.0

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Reconciliation of Gross Margin and Adjusted Gross Margin

(in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Total revenues	$583.0	$360.4	$1,555.4	$1,106.0
Less: Contract and grants revenues	(43.0)	(24.1)	(115.1)	(122.5)
Adjusted revenues	$540.0	$336.3	$1440.3	$983.5

Cost of product sales and contract development and manufacturing services ("COGS")	$168.3	$132.8	$524.0	$433.5
- Changes in fair value of contingent consideration	(0.4)	(12.4)	(31.7)	(24.8)
- Inventory reserves related to Travel Health vaccines	1.5	—	(12.6)	—
Adjusted COGS	$169.4	$120.4	$479.7	$408.7

Gross margin (adjusted revenues minus COGS)	$371.7	$203.5	$916.3	$550.0
Gross margin % (gross margin divided by adjusted revenues)	69%	61%	64%	56%

Adjusted gross margin (adjusted revenues minus adjusted COGS)	$370.6	$215.9	$960.6	$574.8
Adjusted gross margin % (adjusted gross margin divided by adjusted revenues)	69%	64%	67%	58%

Reconciliation of Net Research and Development Expenses

(in millions)	Three Months Ended December 31,
	2020	2019	% Change
Research and Development Expenses	$59.5	$62.8	(5)%
Adjustments:
Less: Contracts and Grants Revenue	43.0	24.1	78%
Less: Impairment of IPR&D	—	12.0	*
Net Research and Development Expenses	16.5	26.7	(38)%
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	$540.0	$336.3	61%
Net R&D as % of Adjusted Revenue (Net R&D Margin)	3%	8%	(63)%

(in millions)	Year Ended December 31,
	2020	2019	% Change
Research and Development Expenses	$234.5	$226.2	4%
Adjustments:
Less: Contracts and Grants Revenue	115.1	122.5	(6)%
Less: Impairment of IPR&D	29.0	12.0	*
Net Research and Development Expenses	90.4	91.7	(1)%
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	$1,440.3	$983.5	46%
Net R&D as % of Adjusted Revenue (Net R&D Margin)	6%	9%	(33)%
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